CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                       SDN BANCORP, INC.


     SDN BANCORP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

     That, pursuant to the provisions of Sections 141, 228 and
242
of the General Corporation Law of the State of Delaware, the stockholders and the directors of the Corporation, by written consent dated April 12, 1996, adopted the following resolution:

     Article 4 of the Certificate of Incorporation of the
     Corporation is hereby amended so that the authorized capital stock of the Corporation shall consist of 12,000,000 shares of
     Common Stock with a par value of $.01 per share and
1,000,000
     shares of Preferred Stock with a par value of $.01 per share.

     IN WITNESS WHEREOF, SDN BANCORP, INC. has caused this
Certificate of Amendment to the Certificate of Incorporation to be signed by its Secretary this 12th day of April, 1996.





By:___________________________
                                              Michael K. Krebs,
Secretary






                  CERTIFICATE OF INCORPORATION
                               of
                       SDN BANCORP, INC.

   1.    Name.  The name of the corporation is SDN Bancorp, Inc.

   2. Registered Office and Agent. The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, in the
County of New Castle. The registered agent at such address is The
Corporation Trust Company.

    3. Purpose. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    4. Capitalization. The corporation shall be authorized to issue the following capital stock:


Number
     Class          Par Value
Authorized

     Common Stock        $.01
12,000,000
     Preferred Stock     $.01
1,000,000

    5. Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the
Preferred Stock, in one or more series, and to fix for each such series such number of shares of stock thereof and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware.

    6. Incorporator. The name and mailing address of the incorporator is:

                           Paul E. Schedler
                           San Dieguito National Bank
                           135 Saxony Road
                           Encinitas, CA 92024-2797

    7. Compromises or Arrangements. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

    8.     Business Combinations with Interested Stockholders.
The
corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

    9. By-Laws. The Board of Directors may adopt, amend or repeal the By-laws of the corporation, except that any By-law adopted by the stockholders may be altered or repealed only by the stockholders if such By-law so provides.

   10. Elections. The election of directors by the stockholders need not be by written ballot unless the By-laws of the corporation provide otherwise.

   11. Personal Liability of Directors. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exculpation from liability is not permitted under the Delaware General Corporation Law as the same exists or may be hereafter amended. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, the undersigned has executed this instrument on September 25, 1995.



                             Paul E. Schedler /s/
                            ---------------------
                            Paul E. Schedler
                            Incorporator